Exhibit 10.3

Execution Version

SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

by and among

NEURONETICS, INC.

and

THE STOCKHOLDERS LISTED HEREIN

Dated as of June 1, 2017

-i-

TABLE OF CONTENTS

(continued)

-ii-

SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT

This Sixth Amended and Restated Stockholders’ Agreement (this “Agreement”), dated as of June 1, 2017, is by and among (i) Neuronetics, Inc., a Delaware corporation (the “Company”); (ii) the persons listed as owners of the Company’s Common Stock listed on the Schedule of Common Stockholders attached hereto (the “Common Stockholders”); (iii) the persons listed as owners of Series A-1 Preferred Stock, listed on the Schedule of Series A-1 Stockholders attached hereto (the “Series A-1 Holders”); (iv) the persons listed as owners of Series A-2 Preferred Stock, listed on the Schedule of A-2 Stockholders attached hereto (the “Series A-2 Holders”); (v) the persons listed as owners of Series B Preferred Stock, listed on the Schedule of Series B Stockholders attached hereto (the “Series B Holders”); (vi) the persons listed as owners of Series C Preferred Stock, listed on the Schedule of Series C Stockholders attached hereto (the “Series C Holders”); (vii) the persons listed as owners of Series D Preferred Stock, listed on the Schedule of Series D Stockholders attached hereto (the “Series D Holders”); (viii) the persons listed as owners of Series E Preferred Stock, listed on the Schedule of Series E Stockholders attached hereto (the “Series E Holders”); (ix) the persons listed as owners of Series F Preferred Stock, listed on the Schedule of Series F Stockholders attached hereto (the “Series F Holders”); (x) the persons listed as owners of Series G Preferred Stock, listed on the Schedule of Series G Stockholders attached hereto (the “Series G Holders”); (xi) the Key Officers listed on the Schedule of Key Officers attached hereto; and (xii) each person or entity that subsequently becomes a party to this Agreement by signing an Instrument of Adherence pursuant to Section 8 hereof (the “Additional Stockholders,” and, together with the Common Stockholders, Series A-1 Holders, Series A-2 Holders, Series B Holders, Series C Holders, Series D Holders, Series E Holders, Series F Holders, the Series G Holders and Key Officers, collectively, the “Stockholders”).

WHEREAS, the Series A-1 Holders own of record an aggregate of 4,800,000 shares of Series A-1 Preferred Stock;

WHEREAS, the Series A-2 Holders own of record an aggregate of 25,384,615 shares of Series A-2 Preferred Stock, which were issued pursuant to the terms of that certain Series A-2 Preferred Stock Purchase Agreement dated as of April 3, 2003 (the “Series A-2 Purchase Agreement”);

WHEREAS, the Series B Holders own of record an aggregate of 17,000,000 shares of Series B Preferred Stock, which were issued pursuant to the terms of that certain Series B Preferred Stock Purchase Agreement dated as of March 4, 2005 (the “Series B Purchase Agreement”);

WHEREAS, the Series C Holders own of record an aggregate of 20,958,084 shares of Series C Preferred Stock, which were issued pursuant to the terms of that certain Series C Preferred Stock Purchase Agreement dated as of August 2, 2006 (the “Series C Purchase Agreement”);

WHEREAS, the Series D Holders own of record an aggregate of 49,426,229 shares of Series D Preferred Stock, which were issued pursuant to the terms of that certain Series D Preferred Stock Purchase Agreement dated as of August 20, 2009 (the “Series D Purchase Agreement”);

WHEREAS, the Series E Holders own of record an aggregate of 44,470,799 shares of Series E Preferred Stock, which were issued pursuant to the terms of that certain Series E Preferred Stock Purchase Agreement dated as of May 13, 2011 (the “Series E Purchase Agreement”);

WHEREAS, the Series F Holders own of record an aggregate of 102,334,194 shares of Series F Preferred Stock, which were issued pursuant to the terms of that certain Series F Preferred Stock Purchase Agreement dated as of April 24, 2015 (the “Series F Purchase Agreement”);

WHEREAS, in connection with the purchase of the Series F Preferred Stock, the Company, the Series A-1 Holders, the Series A-2 Holders, the Series B Holders, the Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders and the Common Stockholders entered into that certain Fifth Amended and Restated Stockholders’ Agreement dated as of April 24, 2015 (as amended from time to time thereafter, the “Prior Agreement”);

WHEREAS, the Company and the Series G Holders desire to enter into a Series G Preferred Stock Purchase Agreement (the “Series G Purchase Agreement”), to be dated as of or about the date hereof, pursuant to which the Company will issue and sell shares of Series G Preferred Stock to the Series G Holders, subject to the terms and conditions set forth in the Series G Purchase Agreement;

WHEREAS, but for the execution and delivery of this Agreement by the Company, the Stockholders and the Key Officers, the Series G Holders would not be willing to enter into the Series G Purchase Agreement or to consummate the transactions thereby contemplated, which transactions will benefit the Company, such Stockholders and Key Officers; and

WHEREAS, in connection with the sale and issuance of the Series G Preferred Stock, the Stockholders and the Company wish to set forth certain agreements regarding their future relationships and their rights and obligations with respect to the Shares (as this term is defined below) and to amend and restate the Prior Agreement in its entirety as set forth herein.

NOW, THEREFORE, in order to induce the Series G Holders to consummate the transactions contemplated by the Series G Purchase Agreement, the parties hereby agree as follows:

1.	VOTING AGREEMENT.

1.1. Agreement with Respect to Voting. For so long as this Agreement remains in effect, each Stockholder shall vote (whether at a meeting or by written consent in lieu of a meeting) any and all shares of the Company’s capital stock held by him, her or it from time to time (to the extent such shares may have the right to vote with respect to such matters), to maintain the size and membership of the Company’s board of directors (the “Board of Directors”), and to cause the Company to act, or abstain from acting, in accordance with all of the provisions of this Agreement. The Company will not recognize or give effect to any vote or consent of any Stockholder in violation of this Agreement.

1.2. Board of Directors. The Stockholders agree to vote all shares of the Company’s Common Stock, Preferred Stock and any other class of voting security of the Company now or hereafter owned or controlled by them (the “Shares”), to the extent such Shares may have the right to vote with respect to such matters, and otherwise to use their respective best efforts as stockholders of the Company, to (i) fix the authorized number of directors constituting the whole Board of Directors at up to nine (9), and (ii) elect as directors of the Company on the date hereof and in any subsequent election of directors the following persons: (a) as the Series A-2 Directors (as defined in the Charter), up to two (2) persons nominated by the Majority Series A-2 Holders, voting together as a single class, one of whom shall at all times be the nominee of Investor Growth Capital Limited or its successors and who shall initially after the date hereof be Stephen Campe, and one (1) of whom may be the nominee of ONSET IV, L.P. or its successors, provided that this seat shall initially after the date hereof be left vacant; (b) as the Series B Director (as defined in the Charter), one (1) person nominated by Three Arch Partners, who shall initially after the date hereof be Wilfred Jaeger; (c) as the Series C Director (as defined in the Charter), up to one (1) person nominated by QPIV, LLC, provided that this seat shall initially after the date hereof be left vacant; (d) as the Series D Director (as defined in the Charter), one (1) person nominated by New Leaf, who shall initially after the date hereof be Ronald Hunt; (e) as the Series E Director (as defined in the Charter), one (1) person nominated by Polaris, who shall initially after the date hereof be Kevin Bitterman; and (f) as the Remaining Directors (as defined in the Charter), up to three (3) persons nominated by the Stockholders holding at least a majority of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class on an as-converted to Common Stock basis (the “Majority Holders”); provided, that one (1) of the Remaining Directors shall be the Chief Executive Officer of the Company as appointed by the Board of Directors from time to time (the “CEO Director”) and at least one (1) of such Remaining Directors shall be an independent director (who shall initially after the date hereof be Brian Farley), as determined by the remaining members of the Board of Directors (x) who is not an employee of the Company or any Preferred Stockholder owning Preferred Stock constituting greater than 0.5% of the fully-diluted issued and outstanding Common Stock (after giving effect to the conversion and/or exercise of all then outstanding Derivative Securities) and (y) who has experience in the Company’s industry.

In the event of termination of employment, resignation, death, removal or disqualification of the Company’s Chief Executive Officer, the Board of Directors shall appoint a new Chief Executive Officer (who may be, for avoidance of doubt, an interim chief executive officer). Upon such appointment, the Majority Holders shall nominate such new Chief Executive Officer as the CEO Director and if necessary, remove the former Chief Executive Officer as the CEO Director. Other than with respect to the CEO Director, the power to nominate a director pursuant to this Section 1.2 includes the exclusive power to recommend the removal of such director for any reason or no reason (subject to the bylaws of the Company as in effect from time to time and any requirements of applicable law). If any person or group specified in this Section 1.2 as having the right to nominate a director (a “Nominator”) gives written notice to the other Stockholders of a desire to remove a director nominated by the Nominator, the other Stockholders will vote all of their Shares in favor of removing that director. If for any reason any director nominated by a Nominator ceases to hold office, the Nominator will have the right to nominate another individual to fill the vacancy so created for the unexpired term of office of such former director, and the other Stockholders will vote all of their Shares in favor of electing the individual so nominated to fill such vacancy.

The Board of Directors shall continue to maintain an audit committee consisting of at least two (2) directors, and such committee shall be charged with the customary responsibilities of an audit committee. The Board of Directors shall continue to maintain a compensation committee consisting of at least three (3) directors, including the Series E Director, and such committee shall continue to be charged with the customary responsibilities of a compensation committee, including responsibility for approval of base salaries, incentive bonuses and grants of options, restricted stock awards and warrants for officers and other key employees of the Company.

There will not be any other committee (including, without limitation, any executive committee) of the Board of Directors unless such committee is specifically approved by the Board of Directors, including the Super Board Approval, and one (1) of the Series A-2 Directors, the Series B Director, the Series C Director, the Series D Director or the Series E Director is the Chairman of each such committee and each of the remaining members of the Board of Directors has the option to be a member of each such committee. Members of the Board of Directors who are not members of a particular committee shall have the right to attend any meeting of such committee.

1.3. No “Bad Actor” Designees. Each Person with the right to designate or participate in the designation of a director as specified above hereby represents and warrants to the Company that, to such Person’s knowledge, none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act of 1933, as amended (the “Securities Act”) (each, a “Disqualification Event”), is applicable to such Person’s initial designee named above except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. Any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable, is hereinafter referred to as a “Disqualified Designee”. Each Person with the right to designate or participate in the designation of a director as specified above hereby covenants and agrees (A) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee and (B) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee.

2.	RESTRICTIONS ON ISSUANCE AND TRANSFER OF SECURITIES.

2.1. Certain Definitions. As used in this Agreement:

(a) “Affiliate Stockholder” of any Stockholder or permitted assignee means any general or limited partner or retired partner of any such person that is a partnership, any member or retired member of any such person that is a limited liability company, or any person or entity that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Stockholder or permitted assignee.

(b) “Acquisition” shall have the meaning assigned to such term in the Charter.

(c) “Change of Control” means a transaction or series of related transactions in which a person, or a group of related persons, acquires from stockholders of the Company shares representing more than fifty percent (50%) of the outstanding voting power of the Company.

(d) “Charter” means the Company’s Eighth Amended and Restated Certificate of Incorporation, as amended and in effect from time to time.

(e) “CHV” means CHV IV, L.P.

(f) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(g) “Derivative Securities” means (i) all shares of stock and other securities that are convertible into or exchangeable for shares of Common Stock, including shares of Preferred Stock, and (ii) all options, warrants and other rights to acquire shares of Common Stock or securities convertible into or exchangeable for shares of Common Stock.

(h) “Key Officer” shall mean the Chief Executive Officer and each Vice President (or higher level) who reports directly to the Chief Executive Officer of the Company, for so long as such officer is providing services to the Company as an officer, employee or consultant, and thereafter. The Key Officers on the date of this Agreement are listed on the Schedule of Key Officers attached hereto. For avoidance of doubt, once an individual is a Key Officer, such individual shall remain a “Key Officer” for purposes of this Agreement even if such individual ceases to provide services to the Company).

(i) “Majority Series A-2 Holders” means, collectively, the Stockholders holding at least a majority of the then-outstanding shares of Series A-2 Preferred Stock.

(j) “Majority Series B Holders” means, collectively, the Stockholders holding at least a majority of the then-outstanding shares of Series B Preferred Stock.

(k) “Majority Series C Holders” means, collectively, the Stockholders holding at least a majority of the then-outstanding shares of Series C Preferred Stock.

(l) “Majority Series G Holders” means, collectively, the Stockholders holding at least a majority of the then-outstanding shares of Series G Preferred Stock.

(m) “One Percent Common Stockholder” means any Common Stockholder who holds issued and outstanding shares of Common Stock (whether acquired by exercise of options or otherwise) representing at least one percent (1.0%) of the issued and outstanding Common Stock of the Company (for purposes of this calculation, assuming the conversion and/or exercise of all then outstanding Derivative Securities). For avoidance of doubt, once a Common Stockholder is a One Percent Common Stockholder, such Common Stockholder shall remain a “One Percent Common Stockholder” for purposes of this Agreement even if the Company issues additional shares of capital stock (including any Derivative Securities).

(n) “Permitted Transferee(s)” means, with respect to any Restricted Holder, such Restricted Holder’s Family Members (as defined below) or any transferee by will, descent, distribution or gift. “Family Members” means, as applied to any individual, whether by blood or adoption, his or her spouse, his or her and his or her spouse’s lineal ancestors and descendants and their respective spouses, any trust created for the benefit of any such person(s), and each custodian of property of any such person(s), and/or the estate of any such person(s).

(o) “Person” (regardless of whether capitalized) means any natural person, entity or association, including any corporation, partnership, limited liability company, government (or agency or subdivision thereof), trust, joint venture or proprietorship.

(p) “Polaris” means Polaris Venture Partners V, L.P., Polaris Venture Partners Entrepreneurs’ Fund V, L.P., Polaris Venture Partners Special Founders’ Fund V, L.P. and Polaris Venture Partners Founders’ Fund V, L.P.

(q) “Preferred Stock” means the Series A-1 Preferred Stock, the Series A-2 Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, the Series E Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock.

(r) “Preferred Stockholders” means the Stockholders holding Preferred Stock.

(s) “Qualified Public Offering” shall have the meaning assigned to such term in the Charter.

(t) “Required Series D Holders” means, collectively, the Stockholders holding at least sixty-five percent (65%) of the then-outstanding shares of Series D Preferred Stock.

(u) “Required Series E Holders” means, collectively, the Stockholders holding at least sixty percent (60%) of the then-outstanding shares of Series E Preferred Stock.

(v) “Required Series F Holders” means, collectively, the Stockholders holding at least seventy-five percent (75%) of the then-outstanding shares of Series F Preferred Stock.

(w) “Required Series G Holders” means, collectively, the Stockholders holding at least fifty-five percent (55)% of the then-outstanding shares of Series G Preferred Stock.

(x) “Restricted Holder” means each of the Key Officers, the Common Stockholders and the Series A-1 Holders.

(y) “Series A-1 Preferred Stock” means the Series A-1 Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(z) “Series A-2 Preferred Stock” means the Series A-2 Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(aa) “Series B Preferred Stock” means the Series B Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(bb) “Series C Preferred Stock” means the Series C Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(cc) “Series D Preferred Stock” means the Series D Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(dd) “Series E Preferred Stock” means the Series E Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(ee) “Series F Preferred Stock” means the Series F Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(ff) “Series G Preferred Stock” means the Series G Convertible Preferred Stock, $0.01 par value per share, of the Company, the terms of which are as set forth in the Charter.

(gg) “Super Board Approval” shall have the meaning assigned to such term in the Charter.

(hh) “Transfer” (whether used as a noun or a verb) refers to any sale, pledge, assignment, encumbrance, gift or other disposition or transfer of shares of capital stock or other equity securities of the Company (as used in this Agreement, the terms “equity security” and “equity securities” include, without limitation, options, warrants and other rights to acquire shares of the Company’s capital stock, and securities and other instruments that are convertible into or exchangeable for shares of the Company’s capital stock, and/or any legal or beneficial interest in any of the foregoing), or any legal or beneficial interest therein, including any tender or transfer in connection with any merger, recapitalization, reclassification, or tender or exchange offer (for all or any part of the Company’s equity securities), whether or not the person making any such transfer votes for or against any transaction involving any such Transfer.

2.2. General. No Restricted Holder will make any Transfer, or enter into, consent to or vote in favor of any transaction that would result in any Transfer by him, her or it, unless all the provisions of this Agreement that are applicable to such Transfer have been complied with; provided, that a Restricted Holder may make a Transfer to any Permitted Transferee, if prior to such Transfer such Permitted Transferee agrees in a writing delivered to the Company and each of the Preferred Stockholders (naming the Company and such Preferred Stockholders as intended third-party beneficiaries) to be bound by all of the terms of this Agreement that are applicable to Restricted Holders and; provided, further, that, if the transferee is an individual, such Transfer will not be permitted unless such Transfer is effected pursuant to and in conformity with any applicable state securities or blue sky laws and, if reasonably requested by the Company, such Restricted Holder shall have obtained and delivered to the Company a written legal opinion of counsel (reasonably satisfactory to the Company as to such counsel and as to the substance of such opinion) to the effect that any such proposed Transfer does not violate the registration provisions of the Securities Act of 1933, as amended, and any applicable state securities or blue sky laws (any such Transfer, a “Permitted Transfer”).

2.3. Prohibited Transfers Void. Any attempted Transfer in violation of the terms of this Agreement will be ineffective to vest in any purported transferee any right, title or interest in or to the securities purported to be Transferred, and the Company will not recognize any such purported transferee as the holder or owner of such securities for any purpose, including, without limitation, for purposes of exercising voting rights or rights to receive dividends or other distributions in respect of such securities.

3. FIRST-REFUSAL AND CO-SALE RIGHTS AS TO STOCK TRANSFERS.

3.1. Transfer Notice. At least 30 days prior to any proposed Transfer (other than a Permitted Transfer) by a Restricted Holder, such Restricted Holder (the “Transferring Stockholder”) will give notice (the “Transfer Notice”) to the Company and each of the Preferred Stockholders in accordance with Section 10.2 hereof, setting forth (i) the number and class of equity securities proposed to be sold by the Transferring Stockholder (the “Offered Securities”), (ii) the anticipated date of the proposed Transfer (the “Transfer Date”) and the names and addresses of the proposed transferees, and (iii) the material terms of the proposed Transfer, including the cash and/or other consideration to be received in respect of such Transfer.

3.2. Company’s and Preferred Stockholders’ Options. Upon the giving of any Transfer Notice, then, subject to all of the provisions of this Section 3.2, the Company and the Preferred Stockholders will have certain rights and options, as follows:

(a) Rights of First Refusal. The Company and the Preferred Stockholders will have the option, but not the obligation, to purchase some or all of the Offered Securities on the same terms as are specified in the Transfer Notice, including any deferred payment terms; provided, that the Company and the Preferred Stockholders will have the right to substitute cash in the amount of the fair market value of any non-cash consideration proposed to be received from the proposed transferees. Within fifteen (15) days after the effective date of the Transfer Notice, the Company and each of the Preferred Stockholders will give written notice to the Transferring Stockholder stating whether he, she or it elects to exercise such option, and if so, how many of the Offered Securities he, she or it elects to purchase (the “Subscription Amount”). Failure by the Company or any Preferred Stockholder to give such notice within such time period will be deemed an election by him, her or it not to exercise his, her or its option. If the aggregate number of securities for which the Company and the Preferred Stockholders exercise such options exceeds the total number of Offered Securities, then the Company will be entitled to purchase all of the Offered Securities as to which it has exercised its option if such number does not exceed the total number of Offered Securities and otherwise will be entitled to purchase all of the Offered Securities, and each Preferred Stockholder who has exercised his, her or its option will be entitled to purchase a number of the remaining Offered Securities (the “Basic Amount”), if any, equal to the proportion that the number of shares of Common Stock held by such Preferred Stockholder bears to the number of shares of Common Stock held by all such Preferred Stockholders (for this purpose, including shares of Common Stock issuable upon exercise, conversion or exchange of shares of Preferred Stock and other Derivative Securities held by such Preferred Stockholder). If the total number of Offered Securities exceeds the aggregate number of securities for which the Company and the Preferred Stockholders exercise such options (such excess being referred to herein as the “Available Overallotment Amount”), then each Preferred Stockholder whose Subscription Amount exceeds such Preferred Stockholder’s Basic Amount (the difference between the Preferred Stockholder’s Subscription Amount and the Preferred Stockholder’s Basic Amount being referred to herein as such Preferred Stockholder’s “Overallotment Amount”) shall be entitled to purchase such Preferred Stockholder’s Overallotment Amount; provided, that should the Overallotment Amounts subscribed for exceed the Available Overallotment Amount, then each Preferred Stockholder’s Overallotment Amount shall be reduced such that the Available Overallotment Amount is allocated among such Preferred Stockholders pro rata, based on their respective Basic Amounts (but not in excess of their respective Overallotment Amounts), with any Available Overallotment Amount remaining after such reallocation being further re-allocated in the same manner until the entire Available Overallotment Amount has been so allocated. The closing of the purchase and sale of the Offered Securities will take place as soon as is reasonably practicable at such date (but in any event within ten (10) days after the expiration of the fifteen (15) day period referred to above) (or the next business day if such tenth (10th) day is not a business day), time and place as the Company and the Preferred Stockholders exercising their purchase options hereunder may reasonably determine. If the Company and the Preferred Stockholders do not elect to purchase some or all of the Offered Securities hereunder, then subject to the provisions of Section 3.2(b) hereof, the Transferring Stockholder will thereafter be free for a period of ninety (90) days after the date of the Transfer Notice to consummate, with respect to the Offered Securities not purchased, the Transfer described in the Transfer Notice to the transferee(s) specified therein, at the price and on the other terms set forth therein; provided, that such transferee(s) first executes and delivers to the Company a written agreement to be bound by all of the provisions of this Agreement applicable to Restricted Holders and naming the Company and the Preferred

Stockholders as intended third-party beneficiaries of such agreement. If such Transfer is not consummated within such ninety (90) day period, however, the Transferring Stockholder will not Transfer any of the Offered Securities without again complying with all of the provisions of this Section 3.

(b) Co-Sale Rights. Upon receipt of a Transfer Notice, each of the Preferred Stockholders (other than any of them who elect to purchase any of the Offered Securities pursuant to Section 3.2(a) hereof), may elect to participate in the contemplated Transfer by delivering written notice to the Transferring Stockholder within fifteen (15) days after the effective date of such Transfer Notice. Each of the Preferred Stockholders so electing will be entitled to sell in the contemplated Transfer, at the same price and on the same terms as specified in the Transfer Notice, a number of shares of Common Stock equal to (and not less than) the product of (i) the quotient determined by dividing (A) the number of shares of Common Stock held by such Preferred Stockholder (for this purpose, including shares of Common Stock issuable upon exercise, conversion or exchange of shares of Preferred Stock and other Derivative Securities held by such Preferred Stockholder), by (B) the aggregate number of shares of Common Stock held by the Transferring Stockholder and all such Preferred Stockholders (for this purpose, including shares of Common Stock issuable upon exercise, conversion, or exchange of shares of Preferred Stock and other Derivative Securities held by the Transferring Stockholder and all such Preferred Stockholders), and (ii) after giving effect to Section 3.2(a), the remaining Offered Securities to be sold in the contemplated Transfer. The Transferring Stockholder will be entitled to sell in the contemplated Transfer the balance of the equity securities proposed to be so sold. The Transferring Stockholder will use his, her or its best efforts to obtain the agreement of the prospective transferee(s) to allow the participation of the Preferred Stockholders in any contemplated Transfer and will not Transfer any equity securities to such prospective transferee(s) unless (y) such prospective transferee(s) allows the participation of the Preferred Stockholders on the terms specified herein or (z) simultaneously with such sale, the Transferring Stockholder purchases all securities subject to the right of co-sale from such participating Preferred Stockholder(s) on the same terms and conditions (including the proposed purchase price) as set forth in the Transfer Notice; provided, however, if such sale constitutes a Change of Control, the portion of the aggregate consideration paid by the Transferring Stockholder to such participating Preferred Stockholder(s) shall be made in accordance with Section 3.2(c) below. Subject to the foregoing and to the provisions of Section 3.2(a) hereof, the Transferring Stockholder may, within ninety (90) days after the date of the Transfer Notice, transfer the Offered Securities (reduced by the number of equity securities with respect to which any of the Preferred Stockholders have elected to participate, if any) at a price and on terms specified in the Transfer Notice; provided, that such transferee(s) first executes and delivers to the Company a written agreement to be bound by all of the provisions of this Agreement applicable to Restricted Holders and naming the Company and the Preferred Stockholders as intended third-party beneficiaries of such agreement. If such Transfer is not consummated within such ninety (90) day period, however, the Transferring Stockholder will not transfer any of the Offered Securities that have not been purchased within such period without again complying with all of the provisions of this Section 3.

The Preferred Stockholders shall effect their participation in the Transfer by (A) converting the shares of Preferred Stock to be sold to Common Stock, if necessary, immediately prior to the completion of such Transfer, and (B) delivering to the Transferring Stockholder, on or prior to the Transfer Date, for transfer to the prospective purchaser, one or more certificates, properly endorsed for transfer, which represent the number of shares of Common Stock that any such participating Preferred Stockholder elects to sell. In the event that such Preferred Stockholder elects to sell less than all of the shares represented by any stock certificate in accordance with the terms hereof, upon surrender of such certificate to the Company, the Company shall promptly issue to such Preferred Stockholder both a certificate representing that number of shares that such Preferred Stockholder elects to sell in such Transfer and a residual certificate representing the number of shares that will not be sold in such Transfer (the “Residual Certificate”). The stock certificate or certificates representing shares that the participating Preferred Stockholder elects to sell shall be transferred to the prospective purchaser in consummation of the sale of the Common Stock pursuant to the terms and conditions specified in the Transfer Notice and the Residual Certificate shall be returned to the participating Preferred Stockholder. Subject to Section 3.2(c) below, the Transferring Stockholder shall immediately upon receipt of the proceeds from the sale of the Common Stock held by the participating Preferred Stockholders remit to each such participating Preferred Stockholder that portion of the proceeds to which such participating Preferred Stockholder is entitled by reason of its participation in such sale.

(c) In the event that a proposed Transfer constitutes a Change of Control, the aggregate consideration from such transfer shall be allocated to the participating Preferred Stockholder(s) and the Transferring Stockholder in accordance with Section 3 of Article IV(A) of the charter as if (i) such Transfer were a Deemed Liquidation Event (as defined in the Charter), and (ii) the capital stock sold was the only capital stock outstanding.

(d) Prohibited Transfers. In the event that a Restricted Holder should sell any equity securities in contravention of the first refusal rights or co-sale rights of the Preferred Stockholders under Section 3.2(a) or Section 3.2(b) (a “Prohibited Transfer”), the Preferred Stockholders, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the call option and put option provided under this Section 3.2(d), and the Restricted Holder shall be bound by the applicable provisions of such option. In the event of a Prohibited Transfer in violation of the first refusal rights of the Preferred Stockholders, each Preferred Stockholder shall have the right to send to such Transferring Stockholder the purchase price for such Offered Securities as is herein specified and transfer to the name of such Preferred Stockholder (or request that the Company effect such transfer in the name of a Preferred Stockholder) on the Company’s books any certificates, instruments, or book entry representing the Offered Securities to be sold. In the event of a Prohibited Transfer in violation of the co-sale rights of the Preferred Stockholders, each Preferred Stockholder shall have the right to sell to the Restricted Holder making such Prohibited Transfer the type and number of shares of equity securities equal to the number of shares each Preferred Stockholder would have been entitled to transfer to the third-party transferee(s) under this Section 3.2 had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale will be made on the same terms and subject to the same conditions as would have applied had the Restricted Holder not made the Prohibited Transfer, including that:

(i) The price per share at which the shares are to be sold to the Restricted Holder shall be equal to the price per share paid by the third-party transferee(s) to the Restricted Holder in the Prohibited Transfer. The Restricted Holder shall also reimburse each Preferred Stockholder for any and all reasonable and documented out-of-pocket fees and expenses, including reasonable legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Preferred Stockholder’s rights under this Section 3.2.

(ii) Within ninety (90) days after the later of the date on which the Preferred Stockholder (A) receives notice of the Prohibited Transfer or (B) otherwise becomes aware of the Prohibited Transfer, each Preferred Stockholder shall, if exercising the option created hereby, deliver to the Restricted Holder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(iii) The Restricted Holder shall, upon receipt of the certificate or certificates for the shares to be sold by a Preferred Stockholder pursuant to this Section 3.2(d), pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3.2(d)(i), in cash or by other means acceptable to the Preferred Stockholder.

4. DRAG-ALONG RIGHT OF SECURITIES.

4.1. Definitions Used in This Section.

(a) “Buyer” shall have the meaning assigned to such term in Section 4.2(b).

(b) “Drag-Along Notice” shall have the meaning assigned to such term in Section 4.2.

(c) “Drag-Along Stockholders” shall mean, collectively, (i) the Preferred Stockholders, (ii) the Key Officers, and (iii) the One Percent Common Stockholders.

(d) “Liquidation Event” means any liquidation, dissolution, or winding-up of the affairs of the Company, including an Acquisition, which entitles the stockholders of the Company to certain payments pursuant to Section A.3 of Article IV of the Charter.

(e) “Proposed Sale” shall have the meaning assigned to such term in Section 4.2(c).

(f) “Required Senior Preferred Holders” shall have the meaning assigned to such term in the Charter.

(g) “Sale of the Company” means either: (i) a transaction or series of related transactions in which stockholders of the Company representing more than 50% of the outstanding voting power of the Company sell their shares directly to a person or entity, or a group of related persons or entities (a “Stock Sale”); or (ii) a transaction that qualifies as a “Liquidation Event”.

(h) “Selling Investors” shall have the meaning assigned to such term in Section 4.2(a).

4.2. Actions to be Taken.

(a) In the event that (i) the Board (other than in connection with a Stock Sale), by prior Super Board Approval, and (ii) the Required Senior Preferred Holders (the “Selling Investors”) approve a Sale of the Company specifying that this Section 4 shall apply to such transaction, then the Company shall provide written notice of such approval (the “Drag-Along Notice”) to each Drag-Along Stockholder and each Drag-Along Stockholder hereby agrees (subject to Section 4.2(c) below):

(i) to vote (in person, by proxy or by action by written consent, as applicable), with respect to all Shares, in favor of such Sale of the Company (and in favor of any related amendment to the Charter required in order to implement such Sale of the Company) and to vote in opposition to any and all other proposals that would result in a breach of any covenant, representation, warranty or any other obligation or agreement of the Company under the definitive agreement(s) related to such Sale of the Company or which could delay or impair the ability of the Company to consummate such Sale of the Company, if such transaction requires the approval of the Company’s stockholders;

(ii) if such transaction is a Stock Sale, to sell the same proportion of shares of capital stock of the Company beneficially held by such Drag-Along Stockholder as is being sold by the Selling Investors to the person or entity to whom the Selling Investors propose to sell their Shares, and, except as permitted in Section 4.2(c) below, on the same terms and conditions as the Selling Investors;

(iii) to execute and deliver all related documentation and take such other action in support of the Sale of the Company as shall reasonably be requested by the Company or the Selling Investors in order to carry out the terms and provision of this Section 4, including, without limitation, executing and delivering instruments of conveyance and transfer, and any purchase agreement, merger agreement, indemnity agreement, escrow agreement, consent, waiver, governmental filing, share certificates duly endorsed for transfer (free and clear of impermissible liens, claims and encumbrances), and any similar or related documents;

(iv) not to deposit, and to cause its Affiliate Stockholders not to deposit, except as provided in this Agreement, any Shares of the Company owned by such Drag-Along Stockholder or Affiliate Stockholders in a voting trust or subject any such Shares to any arrangement or agreement with respect to the voting of such securities, unless specifically requested to do so by the acquirer in connection with the Sale of the Company;

(v) to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company; and

(vi) if the consideration to be paid in exchange for the Shares pursuant to this Section 4.2 includes any securities and due receipt thereof by any Drag-Along Stockholder would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (y) the provision to any Drag-Along Stockholder of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act of 1933, as amended, the Company may cause to be paid to any such Drag-Along Stockholder in lieu thereof, against surrender of the Shares which would have otherwise been sold by such Drag-Along Stockholder, an amount in cash equal to the fair value (as determined in good faith by the Company) of the securities which such Drag-Along Stockholder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares.

(b) Drag-Along Notice. Each Drag-Along Notice required by Section 4.2(a) shall include reasonable details of the Sale of the Company including, but not limited to, the following: (i) the proposed time and place of the closing of the Sale of the Company; (ii) the substantive terms and conditions of the Sale of the Company including (A) the purchase price and terms of payment and (B) the identity, beneficial ownership (if known by any Selling Investors), address and telephone number of the third-party purchaser (the “Buyer”) having made the bona fide offer; (iii) the number and class of capital stock of the Company held by the Buyer and its affiliates (if any) and the substantive terms and conditions of any previous transactions under which the Buyer or any of its affiliates purchased capital stock of the Company from the Selling Investors, including the price per share at which such capital stock was purchased; (iv) the number and class of the Selling Investors’ shares; and (v) any written consent of stockholders, stockholder resolutions (if the Sale of the Company is being approved at a stockholders’ meeting), agreement, instrument or other document the Drag-Along Stockholders are required to execute together with all exhibits, attachments and schedules thereto.

(c) Exceptions. Notwithstanding the foregoing:

(i) Without the prior written consent of the Majority Series G Holders, no Series G Stockholder that is a Drag Along Stockholder will be required to comply with Section 4.2(a) above in connection with any proposed Sale of the Company (the “Proposed Sale”) unless each Series G Stockholder would reasonably be expected to receive, in connection with such Proposed Sale, an amount in respect of each share of Series G Preferred Stock held by such Series G Stockholder at least equal to the Series G Liquidation Preference (as defined in the Charter); and

(ii) No Drag-Along Stockholder will be required to comply with Section 4.2(a) above in connection with any Proposed Sale unless:

(A) any representations and warranties to be made by such Drag-Along Stockholder (other than representations and warranties being made by a Drag-Along Stockholder in his or her capacity as a current or former employee of or consultant to the Company) in connection with the Proposed Sale are limited to representations and warranties related to authority, ownership of the shares of Common Stock and/or Preferred Stock held by such Drag-Along Stockholder and the ability to convey title to such Shares, including but not limited to representations and warranties that (1) the Drag-Along Stockholder holds all right, title and interest in and to the Shares such Drag-Along Stockholder purports to hold, free and clear of all liens and encumbrances, (2) the obligations of the Drag-Along Stockholder in connection with the transaction have been duly authorized, if applicable, (3) the documents to be entered into by the Drag-Along Stockholder have been duly executed by the Drag-Along Stockholder and delivered to the acquirer and are enforceable against the Drag-Along Stockholder in accordance with their respective terms and (4) neither the execution and delivery of documents to be entered into in connection with the transaction, nor the performance of the Drag-Along Stockholder’s obligations thereunder, will cause a breach or violation of the terms of any agreement, law or judgment, order or decree of any court or governmental agency applicable to such Drag-Along Stockholder;

(B) the Drag-Along Stockholder shall not be liable for the inaccuracy of any representation or warranty made by any other person in connection with the Proposed Sale other than the Company (except to the extent that funds may be paid out of an escrow established to cover breach of representations, warranties and covenants of the Company as well as breach by any stockholder of any of identical representations, warranties and covenants provided by all stockholders (an “Escrow”));

(C) liability for indemnification, if any, of the Drag-Along Stockholder for the inaccuracy of any representations and warranties, or for the breach of any covenant, made by the Company or its Stockholders in connection with such Proposed Sale, is several and not joint with any other person (except to the extent that funds may be paid out of an Escrow) and is pro rata in proportion to, and does not exceed, the aggregate consideration receivable by such Drag-Along Stockholder (whether directly or out of an Escrow) in the Proposed Sale;

(D) liability shall be limited to the amount of consideration actually paid to such Drag-Along Stockholder in connection with such Proposed Sale, except with respect to claims related to fraud by such Drag-Along Stockholder, the liability for which need not be limited as to such Drag-Along Stockholder;

(E) upon the consummation of the Proposed Sale, the aggregate consideration receivable by all holders of the Preferred Stock and Common Stock shall be allocated among the holders of Preferred Stock and Common Stock on the basis of the relative liquidation preferences and amounts to which the holders of each respective series of Preferred Stock and the holders of Common Stock are entitled in a Liquidation Event (assuming for this purpose that the Proposed Sale is a Liquidation Event even if it is structured as a Stock Sale) in accordance with the Charter in effect immediately prior to the Proposed Sale; and

(F) the Proposed Sale does not result in such Preferred Stockholder (or affiliate thereof) having any obligation to agree to any: (i) covenant not to compete; (ii) covenant not to solicit customers, employees or suppliers of any party to the Proposed Sale (or affiliate thereof); or (iii) covenant to amend, modify or terminate any contracts or commercial arrangements to which such Preferred Stockholder (or affiliate thereof) is a party.

(d) No Interference. For avoidance of doubt, the obligations under this Section 4.2 shall not limit, restrict or otherwise interfere with the right of any Series E Holder, Series F Holder or Series G Holder to vote (in person, by proxy or by action by written consent, as applicable) with respect to all shares of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock that such Series E Holder, Series F Holder or Series G Holder owns or over which such Series E Holder, Series F Holder or Series G Holder otherwise exercises voting power, in any way such Series E Holder, Series F Holder or Series G Holder determines in its sole discretion with respect to any proposal on which the holders of Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock are entitled to vote as a separate series pursuant to the Charter, including without limitation, the right to approve an automatic conversion of the Series E Preferred Stock, Series F Preferred Stock or Series G Preferred Stock into Common Stock.

(e) Restrictions on Sales of Control of the Company. No Stockholder shall be a party to any Stock Sale unless all holders of Preferred Stock are allowed to participate in such transaction and the consideration received pursuant to such transaction is allocated among the parties thereto in the manner specified in the Company’s Charter in effect immediately prior to the Stock Sale (as if such transaction were a Deemed Liquidation Event), unless (i) the Required Senior Preferred Holders, (ii) holders holding at least 60% of the then outstanding shares of Series E Preferred Stock voting together as a single class, (iii) holders holding at least 60% of the then outstanding shares of Series F Preferred Stock, and (iv) holders holding at least 55% of the then outstanding shares of Series G Preferred Stock, voting together as a single class elect otherwise by written notice given to the Company on or prior to consummation of such transaction or series of related transactions.

(f) Consent Required to Amend, Terminate or Waive. This Section 4 may be amended or terminated and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument executed by (a) the Company; (b) the Drag-Along Stockholders holding at least a majority of the Shares then held by the Drag-Along Stockholders then subject to this Section 4; (c) the Required Senior Preferred Holders; (d) the Required Series E Holders; and (e) the Required Series F Holders. Notwithstanding the foregoing:

(i) no term or provision of this Section 4 applicable to the Drag-Along Stockholders may be amended or terminated or the observance thereof waived with respect to or on behalf of the Drag-Along Stockholders in a manner that effects the various constituencies thereof (i.e., the Preferred Stockholders, the Key Officers or the One Percent Common Stockholders) differently from one another without the written consent of the Preferred Stockholders (by Preferred Stockholders holding at least a majority of the Shares held by the Preferred Stockholders), the Key Officers (by Key Officers holding at least a majority of the Shares held by the Key Officers) or the One Percent Common Stockholders (by One Percent Common Stockholders holding at least a majority of the Shares held by the One Percent Common Stockholders), as the case may be;

(ii) the consent of the Drag-Along Stockholders shall not be required for any amendment or waiver if such amendment or waiver either (A) is not directly applicable to the rights of the Drag-Along Stockholders hereunder or (B) does not adversely affect the rights of the Drag-Along Stockholders in a manner that is different from the effect on the rights of the other parties hereunder; and

(iii) Section 4.2(d) may not be amended or terminated and the observance of that provision may not be waived without the consent of (A) the Required Series E Holders as it relates to the rights of the Series E Holders, (B) the Required Series F Holders as it relates to the rights of the Series F Holders and/or (C) the Required Series G Holders as it relates to the rights of the Series G Holders.

(iv) Section 4.2(c)(i) may not be amended or terminated and the observance of that provision may not be waived without the consent of the Majority Series G Holders.

5. PROCEDURES FOR INVOLUNTARY TRANSFERS.

5.1. Transfers by Operation of Law. In the event that any Restricted Holder, Series A-2 Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder, Series F Holder or Series G Holder: (i) files a voluntary petition under any bankruptcy or insolvency law or a petition for the appointment of a receiver or makes an assignment for the benefit of creditors, (ii) is subjected involuntarily to such a petition or assignment or to an attachment or other legal or equitable interest with respect to any equity securities of the Company and such involuntary petition or assignment or attachment is not discharged within 90 days, or (iii) is subjected to any other possible transfer of any equity securities of the Company by operation of law, including, without limitation, an assignment pursuant to a divorce decree or other similar proceeding, then such Restricted Holder, Series A-2 Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder, Series F Holder or Series G Holder will notify the Company and each Preferred Stockholder of such event and the Company and each such Preferred Stockholder will have an option to purchase from any receiver, petitioner, assignee, transferee or other person obtaining an interest in such equity securities (a “Transferee by Law”) all or any portion of such equity securities and all interests therein as if, and upon the same terms and conditions as if, at the time of such event such Transferee by Law had given a Transfer Notice in accordance with the provisions of Section 3.1 of this Agreement, stating a price equal to the Fair Market Value of such equity securities (as determined in accordance with Section 5.2 hereof); provided, that the time period during which the Company and the Preferred Stockholders may elect to exercise their options to purchase such equity securities of the Transferee by Law will not begin to run until such transferring Restricted Holder, Series A-2 Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder, Series F Holder or Series G Holder gives actual written notice of the transfer of such equity securities to the Company and the Preferred Stockholders in accordance with Section 10.2 hereof.

5.2. Determination of Fair Market Value. For the purposes of this Agreement, the “Fair Market Value” of securities of the Company will be determined in good faith by the Board of Directors, which determination must include the affirmative vote or consent by Super Board Approval.

6. RESTRICTIVE LEGENDS. For so long as this Agreement remains in effect, the certificates representing any shares of capital stock or other securities of the Company held by any Restricted Holder will bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS WITH RESPECT TO THE VOTING AND THE TRANSFER OF SUCH SECURITIES SET FORTH IN THE SIXTH AMENDED AND RESTATED STOCKHOLDERS’ AGREEMENT DATED AS OF JUNE 1, 2017 (AS AMENDED AND/OR RESTATED AND IN EFFECT FROM TIME TO TIME), BY AND AMONG THE ISSUER OF SUCH SECURITIES AND THE REGISTERED HOLDER OF THIS CERTIFICATE (OR SUCH HOLDER’S PREDECESSOR-IN-INTEREST) AND CERTAIN OTHERS. A COPY OF SUCH AGREEMENT IS ON FILE AND MAY BE INSPECTED BY THE REGISTERED HOLDER OF THIS CERTIFICATE AT THE PRINCIPAL EXECUTIVE OFFICE OF THE ISSUER.”

7. TERMINATION OF AGREEMENT. Except as provided in Section 4.2(e), this Agreement, and all restrictions on transfer and other provisions contained herein, will terminate upon the earliest to occur of: (a) the closing of a Qualified Public Offering; (b) an Acquisition in connection with which the stockholders of the Company receive cash and/or unrestricted securities that are actively traded on a national securities exchange and are of an entity subject to and in compliance with the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, provided that, if applicable, the provisions of Section 4 hereof will continue after the closing of any Sale of the Company to the extent necessary to enforce the provisions of Section 4 with respect to such Sale of the Company; or (c) termination of this Agreement in accordance with Section 10.1 below.

8. ADDITIONAL STOCKHOLDERS. Any Person that is or becomes (i) a holder of record of shares of any class or series of capital stock of the Company or (ii) a Key Officer, may become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence, substantially in the form of Exhibit A attached hereto; provided, that the Company consents to such Person becoming a party to this Agreement (which consent shall be conclusively deemed to have been given by the Company if and when the Company countersigns the Instrument of Adherence executed by such Person). In addition, the Company agrees that it shall not issue any securities to (x) any Key Officer, (y) any Person who, together with their Affiliates, after such acquisition would be a One Percent Common Stockholder or (z) any Person who purchases shares of Preferred Stock upon the exercise of Derivative Securities, unless such Key Officer or Person executes and delivers an Instrument of Adherence to this Agreement. Any such Instrument of Adherence executed by any such Key Officer or Person and countersigned by the Company shall become a part of this Agreement. It is hereby understood and agreed that such Key Officer or Person may become a party to this Agreement without having to obtain the signature, consent, approval or permission of any of the parties hereto other than the Company and that, immediately upon such Key Officer or Person becoming a party to this Agreement, such Key Officer or Person shall be deemed to be a Common Stockholder, One Percent Common Stockholder, Key Officer, Series A-1 Holder, Series A-2 Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder, Series F Holder or Series G Holder hereunder, as the case may be, and the Schedule of Common Stockholders, the Schedule of Key Officers, the Schedule of Series A-1 Stockholders, the Schedule of Series A-2 Stockholders, the Schedule of Series B Stockholders, the Schedule of Series C Stockholders, the Schedule of Series D Stockholders, the Schedule of Series E Stockholders, the Schedule of Series F Stockholders or the Schedule of Series G Stockholders, as the case may be, shall be updated automatically without any action required by the parties hereto.

9. “BAD ACTOR” MATTERS.

9.1. Representation.

Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby represents that none of the “bad actor” disqualifying events described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (a “Disqualification Event”) is applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Agreement, “Rule 506(d) Related Party” shall mean with respect to any Person any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) of the Securities Act.

9.2. Covenant.

Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

10. MISCELLANEOUS PROVISIONS.

10.1. Amendments, Consents, Waivers, Etc.

(a) Except as otherwise provided in this Agreement, this Agreement or any provision hereof may be amended or terminated by the written agreement of the Company and the Stockholders then party to this Agreement holding at least 60% of the Shares then held by all Stockholders (on an as-converted to Common Stock basis). The observance of any provision of this Agreement that is for the specific benefit of the Series A-2 Holders, Series B Holders, Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders or the Series G Holders may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval or other action to be given or taken specifically by the Series A-2 Holders, Series B Holders, Series C Holders, the Series D Holders, the Series E Holders, the Series F Holders or the Series G Holders pursuant to this Agreement may be given or taken, by the consent of the Majority Series A-2 Holders, the Majority Series B Holders, the Majority Series C Holders, the Required Series D Holders, the Required Series E Holders, the Required Series F Holders or the Majority Series G Holders, as the case may be. Notwithstanding anything to the contrary herein, the rights of any of the specific Series A-2 Holders provided under Section 1.2(ii)(a) of this Agreement, the rights of any of the specific Series B Holders provided under Section 1.2(ii)(b) of this Agreement, the rights of any of the specific Series C Holders provided under Section 1.2(ii)(c) of this Agreement, the rights of any of the specific Series D Holders provided under Section 1.2(ii)(d) of this Agreement and the rights of Polaris provided under Section 1.2(ii)(e) of this Agreement shall not be amended without such party’s consent, and may be waived only by such party. The observance of any provision of this Agreement that is for the specific benefit of the Series A-1 Holders may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval or other action to be given or taken specifically by the Series A-1 Holders pursuant to this Agreement may be given or taken by, the consent of holders of record of a majority of the shares of the Series A-1 Preferred Stock then held by Series A-1 Holders. The observance of any provision of this Agreement that is for the specific benefit of the Common Stockholders may be waived (either generally or in a particular instance, and either retroactively or prospectively), and any consent, approval or other action to be given or taken specifically by the Common Stockholders pursuant to this Agreement may be given or taken, by the consent of Common Stockholders holding at least a majority of the shares of the Company’s Common Stock then held by Common Stockholders. Subject to the foregoing provisions of this paragraph, any Stockholder may in writing waive, as to him-, her- or itself only, the benefits of any provision of this Agreement. Notwithstanding any provision contained herein to the contrary, no such amendment, termination or waiver shall adversely affect any Stockholder, Series A-1 Holder, Series A-2 Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder, Series F Holder or Series G Holder in a manner different from or disproportionate to any other Stockholder, Series A-1 Holder, Series A-2 Holder, Series B Holder, Series C Holder, Series D Holder, Series E Holder, Series F Holder or Series G Holder, respectively, without such party’s consent.

(b) No course of dealing between or among any of the parties to this Agreement will operate as a waiver of any rights under this Agreement. No waiver of any breach or default hereunder will be valid unless in writing signed by the waiving party. No failure or other delay by any person in exercising any right, power or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

(c) The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Section 10.1 shall be binding on all parties hereto, regardless of whether any such party has consented thereto.

10.2. Notices. All notices, requests, payments, instructions or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that provides evidence of delivery and guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier or email followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy or email in complete, readable form), addressed as follows:

(a) If to the Company:

Neuronetics, Inc.

3222 Phoenixville Pike

Malvern, Pennsylvania 19355

Attention: Chief Executive Officer

Telecopier No. (610) 482-9986

with a copy (which shall not constitute notice) to:

Christopher S. Miller and Timothy C. Atkins

Pepper Hamilton LLP

400 Berwyn Park

899 Cassatt Road

Berwyn, PA 19312-1183

Telecopier No. (610) 640-7835

(b) If to any Series G Holder, the address and telecopier information set forth on the Schedule of Series G Stockholders attached hereto, with copies (which shall not constitute notice) to:

Michael H. Bison

Goodwin Procter LLP

100 Northern Avenue

Boston, Massachusetts 02210

(c) If to any Series F Holder, the address and telecopier information set forth on the Schedule of Series F Stockholders attached hereto, with copies (which shall not constitute notice) to:

Deborah Marshall

Sidley Austin LLP

1001 Page Mill Road, Building 1

Palo Alto, CA 94304

(d) If to any Series E Holder, the address and telecopier information set forth on the Schedule of Series E Stockholders attached hereto, with copies (which shall not constitute notice) to:

Jay K. Hachigian

Gunderson Dettmer Stough Villeneuve

Franklin & Hachigian, LLP

850 Winter Street

Waltham, MA 02451

Telecopier No. (781) 622-1622

(e) If to any Series D Holder, the address and telecopier information set forth on the Schedule of Series D Holders attached hereto, with a copy (which shall not constitute notice) to:

Amy Paye

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, CA 94306-2155

Telecopier No. (650) 618-1601

(f) If to any Series C Holder, the address and telecopier information set forth on the Schedule of Series C Holders attached hereto, with a copy (which shall not constitute notice) to:

P. Sherrill Neff

Quaker BioVentures

Cira Centre, 2929 Arch Street

Philadelphia, PA 19104-2868

(g) If to any Series B Holder, the address and telecopier information set forth on the Schedule of Series B Holders attached hereto, with copies (which shall not constitute notice) to:

J. Casey McGlynn

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304-1050

Telecopier No (650) 493-6811

Three Arch Partners

3200 Alpine Road

Portola Valley, CA 94028

Attn: Richard Lin

(h) If to any Series A-2 Holder, the address and telecopier information set forth on the Schedule of Series A-2 Stockholders attached hereto, with copies (which shall not constitute notice) to:

Gloria M. Skigen

Holland & Knight

One Stamford Plaza

263 Tresser Blvd.

Stamford, CT 06901-3271

Telecopier:: (203) 724-1576

Stephen Campe, Managing Director

Investor Growth Capital, Inc.

c/o Patricia Industries

1177 Avenue of the Americas, 47th Floor

New York, NY 10036

Telecopier: (212) 515-9039

(i) If to any Series A-1 Holder, the address and telecopier information set forth on the Schedule of Series A-1 Stockholders attached hereto, with a copy (which shall not constitute notice) to:

Jeffrey K. Haidet

McKenna Long Aldridge

303 Peachtree Street, Suite 5300

Atlanta, GA 30308

Telecopier no. (404) 527-4198

(j) If to any Common Stockholder or to any Key Officers, the address and telecopier information set forth on the Schedule of Common Stockholders, the Schedule of Key Officers attached hereto or the Instrument of Adherence, as the case may be.

10.3. Pepper Hamilton Representation. Each of the Stockholders and the Company acknowledges that Pepper Hamilton LLP (“Pepper”) may have represented and may currently represent certain of the Stockholders or their affiliates. In the course of such representation, Pepper may have come into possession of confidential information relating to such Stockholders or affiliates. Each of the Stockholders and the Company acknowledges that Pepper is representing only the Company in the transactions contemplated by this Agreement. Pursuant to Rule 1.7 of the Rules of Professional Conduct adopted by the Supreme Court of Pennsylvania, an attorney must avoid representations in which the attorney has or had a relationship with another party interested in the representation without the informed written consent of all parties affected. By executing this Agreement, each of the Stockholders and the Company hereby consents to Pepper’s representation of the Company in the transactions contemplated by this Agreement and Pepper’s previous or continuing representation of one or more of the Stockholders or their affiliates in matters unrelated to such transactions.

10.4. Counterparts. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart. Each party hereto will receive by delivery, facsimile transmission or electronic mail a duplicate original of this Agreement executed by each party, and each party agrees that the delivery of this Agreement by facsimile transmission or by electronic mail in “portable document format” will be deemed to be an original of this Agreement so transmitted.

10.5. Captions. The captions of sections or subsections of this Agreement are for reference only and will not affect the interpretation or construction of this Agreement.

10.6. Binding Effect and Benefits. This Agreement will bind and inure to the benefit of the parties hereto and their respective successors and permitted transfers and assigns. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Series A-2 Holders’ benefit, as the holders of Series A-2 Preferred Stock, will inure to the benefit of all permitted transferees of such Series A-2 Holders, and the applicable provisions of this Agreement that bind the Series A-2 Holders will bind all permitted transferees of such Series A-2 Preferred Stock. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Series B Holders’ benefit, as the holders of Series B Preferred Stock, will inure to the benefit of all permitted transferees of such Series B Holders, and the applicable provisions of this Agreement that bind the Series B Holders will bind all permitted transferees of such Series B Preferred Stock. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Series C Holders’ benefit, as the holders of Series C Preferred Stock, will inure to the benefit of all permitted transferees of such Series C Holders, and the applicable provisions of this Agreement that bind the Series C Holders will bind all permitted transferees of such Series C Preferred Stock. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Series D Holders’ benefit, as the holders of Series D Preferred Stock, will inure to the benefit of all permitted transferees of such Series D Holders, and the applicable provisions of this Agreement that bind the Series D Holders will bind all permitted transferees of such Series D Preferred Stock. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for the Series E Holders’ benefit, as the holders of any Series E Preferred Stock, will inure to the benefit of all permitted transferees of such Series E Holders, and the applicable provisions of this Agreement that bind the Series E

Holders will bind all permitted transferees of such Series E Preferred Stock. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for Series F Holders’ benefit, as the holders of Series F Preferred Stock, will inure to the benefit of all permitted transferees of such Series F Holders, and the applicable provisions of this Agreement that bind the Series F Holders will bind all permitted transferees of such Series F Preferred Stock. Except as otherwise provided in this Agreement, the provisions of this Agreement that are for Series G Holders’ benefit, as the holders of Series G Preferred Stock, will inure to the benefit of all permitted transferees of such Series G Holders, and the applicable provisions of this Agreement that bind the Series G Holders will bind all permitted transferees of such Series G Preferred Stock.

10.7. Construction. The language used in this Agreement is the language chosen by the parties to express their mutual intent and no rule of strict construction will be applied against any party.

10.8. Entire Agreement. This Agreement together with the exhibits and schedules hereto and the transactions contemplated hereby contain the entire understanding and agreement among the parties, or between or among any of them, and supersedes any prior or contemporaneous understandings or agreements between or among any of them, with respect to the subject matter hereof, including the Prior Agreement; provided however, that any right of first refusal contained in an option agreement to which an individual and the Company may be a party is superseded only for so long as such individual is a Key Officer or a One Percent Common Stockholder and consequently subject to the provisions of Section 3 hereof.

10.9. Severability. No invalidity or unenforceability of any section of this Agreement or any portion thereof will affect the validity or enforceability of any other section or the remainder of such section.

10.10. Equitable Relief. Each of the parties acknowledges that any breach by such party of his, her or its obligations under this Agreement would cause substantial and irreparable damage to one or more of the other parties and that money damages would be an inadequate remedy therefor. Accordingly, each party agrees that the other parties or any of them will be entitled to an injunction, specific performance and/or other equitable relief to prevent the breach of such obligations.

10.11. Governing Law. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the State of Delaware, as applied to agreements under seal made, and entirely to be performed, within Delaware.

10.12. Assignment of Rights. The rights of the Preferred Stockholders under this Agreement may be assigned, in whole or in part, to (i) any Affiliate Stockholder or (ii) an assignee or transferee who, after such assignment or transfer, holds at least five percent (5%) of the outstanding shares of capital stock of the Company on a fully-diluted basis (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction), it being acknowledged and agreed that any such assignment, including an assignment contemplated by the preceding clauses (i) or (ii) shall be subject to and conditioned upon any such assignee’s delivery to the Company and the other Stockholders of an Instrument of Adherence pursuant to which such assignee shall confirm their agreement to be subject to and bound by all of the provisions set forth in this Agreement that were applicable to the assignor of such assignee. Except as specifically permitted hereby, no party hereto may assign its rights or delegate its obligations under this Agreement without (i) the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned) and (ii) complying with Section 4.4 of the Series G Purchase Agreement, and any attempted assignment or delegation without such consent or compliance will be void and of no effect. Nothing in this Agreement will confer any rights or remedies on any person other than the parties hereto and their respective successors and permitted assigns.

10.13. Jurisdiction. The parties hereto agree that any suit, action or proceeding instituted against one or more of them with respect to this Agreement (including any exhibits hereto) shall be brought in federal court in the Southern District of New York. The parties hereto, by the execution and delivery of this Agreement, irrevocably waive any obligation or any right of immunity on the ground of venue, the convenience of the forum or the jurisdiction of such court, or from the execution of judgments resulting therefrom, and the parties hereto irrevocably accept and submit to the jurisdiction of the aforesaid court in any suit, action or proceeding and consent to the service of process by certified mail at the address specified in Section 10.2 hereof.

11. AGGREGATION OF STOCK. All Shares held or acquired by a Stockholder and/or its Affiliates shall be aggregated together for the purpose of determining the availability of any rights or of any obligations under this Agreement, and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

12. REMEDIES. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

13. OWNERSHIP. Each Restricted Holder represents and warrants that such Restricted Holder is the sole legal and beneficial owner of the shares of capital stock subject to this Agreement and that no other person or entity has any interest in such shares (other than a community property interest as to which the holder thereof has acknowledged and agreed in writing to the restrictions and obligations hereunder).

14. SPOUSAL CONSENT. If any individual Stockholder is married on the date of this Agreement, to the extent required by applicable law of such Stockholder’s state of residence in connection with a transfer of shares of capital stock of the Company, such Stockholder’s spouse shall execute and deliver to the Company a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), effective on the date hereof. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Stockholder’s Shares that do not otherwise exist by operation of law or the agreement of the parties. If any individual Stockholder should marry or remarry subsequent to the date of this Agreement, such Stockholder shall within thirty (30) days thereafter obtain his/her new spouse’s acknowledgement of and consent to the existence and binding effect of all restrictions contained in this Agreement by causing such spouse to execute and deliver a Consent of Spouse acknowledging the restrictions and obligations contained in this Agreement and agreeing and consenting to the same.

[The rest of this page is intentionally left blank.]

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

COMPANY:	NEURONETICS, INC.

	By:	/s/ Christopher Thatcher
	Name:	Christopher Thatcher
	Title:	President and Chief Executive Officer

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	CHV IV, L.P.

	By	Ascension Health Ventures IV, LLC, Its General Partner

	By:	/s/ Matthew I. Hermann
Name: Matthew I. Hermann Title: Senior Managing Director

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	GE VENTURES LIMITED

	By:	/s/ David Mayhew
	Name:	David Mayhew
	Title:	Authorized Signatory

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	INVESTOR GROWTH CAPITAL LIMITED

	By:	/s/ Michael V. Oporto
	Name:	Michael V. Oporto
	Title:	Director

INVESTOR GROUP, L.P.
By: Investor Growth Capital, LLC, its General Partner

	By:	/s/ Michael V. Oporto
Name: Michael V. Oporto
Title: Secretary

IGC FUND VI, L.P.
By: Investor Growth Capital, LLC, its General Partner

	By:	/s/ Michael V. Oporto
Name: Michael V. Oporto
Title: Secretary

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	ONSET IV, L.P.

	By:	ONSET IV Management, LLC its General Partner

		By:	/s/ Rob Kuhling
		Name:	Rob Kuhling
Title:

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	INTERWEST INVESTORS VIII, L.P.

	By:	InterWest Management Partners VIII, LLC, its General Partner

		By:	/s/ Gilbert H. Kliman
		Name:	Gilbert H. Kliman
		Title:	Manging Director

INTERWEST PARTNERS VIII, L.P.

	By:	InterWest Management Partners VIII, LLC, its General Partner

		By:	/s/ Gilbert H. Kliman
		Name:	Gilbert H. Kliman
		Title:	Manging Director

INTERWEST INVESTORS Q VIII, L.P.

	By:	InterWest Management Partners VIII, LLC, its General Partner

		By:	/s/ Gilbert H. Kliman
		Name:	Gilbert H. Kliman
		Title:	Manging Director

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	KBL HEALTHCARE, L.P.

	By:	KBL SBIC, Inc., its General Partner

		By:	/s/ Marlene Krauss
		Name:	Marlene Krauss
Title:

KBL PARTNERSHIP, L.P.

	By:	KBL Healthcare, LLC, its General Partner

		By:	/s/ Marlene Krauss
		Name:	Marlene Krauss
Title:

KBL HEALTHCARE VENTURES, L.P.

	By:	KBL Healthcare, LLC its General Partner

		By:	/s/ Marlene Krauss
		Name:	Marlene Krauss
Title:

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	THREE ARCH PARTNERS IV, L.P.

	By:	Three Arch Management IV, L.L.C., its General Partner

		By:	/s/ Wilfred Jaeger
		Name:	Wilfred Jaeger
		Title:	Managing Member

THREE ARCH ASSOCIATES IV, L.P.

	By:	Three Arch Management IV, L.L.C., its General Partner

		By:	/s/ Wilfred Jaeger
		Name:	Wilfred Jaeger
		Title:	Managing Member

THREE ARCH CAPITAL, L.P.

	By:	Three Arch Management IV, L.L.C., its General Partner

		By:	/s/ Wilfred Jaeger
		Name:	Wilfred Jaeger
		Title:	Managing Member

TAC ASSOCIATES, L.P.

	By:	TAC Management, L.L.C., its its General Partner

		By:	/s/ Wilfred Jaeger
		Name:	Wilfred Jaeger
		Title:	Managing Member

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	AMV PARTNERS I, L.P.
	By:	Accuitive Medical Ventures, LLC., its General Partner

		By:	/s/ Thomas Weldon
		Name:	Thomas Weldon
Title:

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	QPIV, LLC

	By:	/s/ P. Sherrill Neff
Name: P. Sherrill Neff
Title: Authorized Member on behalf of Quaker Partners

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	Industry Ventures Healthcare, L.L.C.

By: Industry Ventures Management VII, L.L.C., its General Partner

	By:	/s/ Justin Burden
Name: Justin Burden Title: Member

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:

  NEW LEAF VENTURES II, L.P.

By:        New Leaf Venture Associates II, L.P.

Its:         General Partner

By:        New Leaf Venture Management II, L.L.C.

Its:         General Partner

By:        /s/ Craig Slutzkin

              Name: Craig Slutzkin

              Title:   Chief Financial Officer

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:

POLARIS VENTURE PARTNERS V, L.P.

By:    Polaris Venture Management Co. V, L.L.C.,

          Its General Partner

By:    /s/ Max Eisenberg

          Max Eisenberg, Attorney-in-Fact

POLARIS VENTURE PARTNERS ENTREPRENEURS’ FUND V, L.P.

By:    Polaris Venture Management Co. V, L.L.C.,

          Its General Partner

By:    /s/ Max Eisenberg

          Max Eisenberg, Attorney-in-Fact

POLARIS VENTURE PARTNERS FOUNDERS’ FUND V, L.P.

By:    Polaris Venture Management Co. V, L.L.C.,

          Its General Partner

By:    /s/ Max Eisenberg

          Max Eisenberg, Attorney-in-Fact

POLARIS VENTURE PARTNERS SPECIAL FOUNDERS’ FUND V, L.P.

By:    Polaris Venture Management Co. V, L.L.C.,

          Its General Partner

By:    /s/ Max Eisenberg

          Max Eisenberg, Attorney-in-Fact

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:	PFIZER INC. By: /s/ Barbara Dalton Name: Barbara Dalton Title: Vice President

[Signature Page to Sixth Amended and Restated Stockholders’ Agreement]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written by the Company and the Stockholders listed below.

STOCKHOLDERS:

/s/ Brian Farley
Brian Farley

Schedule of Series G Stockholders

CHV IV, L.P.

GE Ventures Limited

Polaris Venture Partners V, L.P.

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Polaris Venture Partners Special Founders’ Fund V, L.P.

Polaris Venture Partners Founders’ Fund V, L.P.

Pfizer Inc.

New Leaf Ventures II, L.P.

Industry Ventures Healthcare, L.L.C.

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Capital, L.P.

TAC Associates L.P.

IGC Fund VI, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

KBL Partnership, L.P.

KBL Healthcare Ventures, L.P.

AMV Partners I, L.P.

Brian Farley

Schedule of Series F Stockholders

GE Ventures Limited

Polaris Venture Partners V, L.P.

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Polaris Venture Partners Special Founders’ Fund V, L.P.

Polaris Venture Partners Founders’ Fund V, L.P.

Pfizer Inc.

New Leaf Ventures II, L.P.

QPIV, LLC

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Capital, L.P.

TAC Associates L.P.

IGC Fund VI, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

KBL Healthcare, L.P.

KBL Partnership, L.P.

KBL Healthcare Ventures, L.P.

Weldon Foundation

AMV Partners I, L.P.

Michael Dale

Brian Farley

Bruce Shook

Charles E. Larsen

Schedule of Series E Stockholders

Polaris Venture Partners V, L.P.

Polaris Venture Partners Entrepreneurs’ Fund V, L.P.

Polaris Venture Partners Special Founders’ Fund V, L.P.

Polaris Venture Partners Founders’ Fund V, L.P.

Pfizer Inc.

New Leaf Ventures II, L.P.

QPIV, LLC

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Capital, L.P.

TAC Associates L.P.

Investor Growth Capital Limited

Investor Group, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

Weldon Foundation

Michael Dale

Brian Farley

Schedule of Series D Stockholders

New Leaf Ventures II, L.P.

QPIV, LLC

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Capital, L.P.

TAC Associates L.P.

Investor Growth Capital Limited

Investor Group, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

KBL HEALTHCARE VENTURES, L.P.

Weldon Foundation

Michael Dale

Brian E. Farley

Schedule of Series C Stockholders

QPIV, LLC

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Capital, L.P.

TAC Associates L.P.

AMV Partners I, L.P.

Investor Growth Capital Limited

Investor Group, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

KBL HEALTHCARE, L.P.

KBL Partnership, L.P.

Schedule of Series B Stockholders

Three Arch Partners IV, L.P.

Three Arch Associates IV, L.P.

Three Arch Capital, L.P.

TAC Associates L.P.

AMV Partners I, L.P.

Investor Growth Capital Limited

Investor Group, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

KBL HEALTHCARE, L.P.

KBL Partnership, L.P.

Schedule of Series A-2 Stockholders

Investor Growth Capital Limited

Investor Group, L.P.

IGC Fund VI, L.P.

ONSET IV, L.P.

InterWest Partners VIII, L.P.

InterWest Investors VIII, L.P.

InterWest Investors Q VIII, L.P.

KBL HEALTHCARE, L.P.

KBL Partnership, L.P.

Schedule of Series A-1 Stockholders

Thomas D. Weldon Revocable Trust

Charles E. Larsen

Norman R. Weldon

Schedule of Common Stockholders

David W. Ankney

Debi Decker

Brian E. Farley

Linda Faupel

Mark Gelinas

Carolyn George

Kevin Hahnen

William A. Hawkins

Richard Hillstead

Katherine Lane

Stanford Miller

Edward Peterson

John Roccamo

Vidmantas A. Ruksys

Joshua Salisbury

Stephen Shapiro

Gregory Toso

Roelof Trip

Steven Waite

Laura Wilson

Gordon Wyatt

Matthew Benoit

Jaime Binder

Paul Boatman

James Breidenstein

Brian Chugg

Jessica Cowherd

Gregory DeNardo

David DePiro

Heather Elrod

Jonathan Fitzgerald

Amy Garraty

Kathleen Garstka

Matthew Gelfman

Evelyn Gittinger

Todd Goldberg

David Hartman

Holly Hayes

Rosemary Healy

Paul Holman

Steven P. Iskenderian

Jonathan Law

Laura Leonard

William Leonhard

Ashley Linn

Christopher Martin

Michael Miller

Christopher Morra

Greg Morris

Sara Mueller

Deborah Mulligan

Michael Ogar

Joy Paterno

Suzanne Prescott

Daniel Puskas

Ann Rossi

Eric Roux

Alyssa Schwartz

Stacey Scoma

Robert Shek

Ellen Smith

Shanen Taylor

Sara Thompson

Kim Tietz

Mark Williams

Cynthia Zajac

Schedule of Key Officers

Chris Thatcher

Bruce Shook

Mark Bausinger

Mark Demitrack, MD

Mark Riehl

Judy Ways, Ph.D.

James Breidenstein

Mary K. Hailey

Suzanne McMonigle

Steve MacKinnnon

Stanford W. Miller

Peter Donato

EXHIBIT A to Sixth Amended and Restated Stockholders’ Agreement

Neuronetics, Inc.

Instrument of Adherence

Reference is made to that certain Sixth Amended and Restated Stockholders’ Agreement, dated as of June 1, 2017, a copy of which is attached hereto (as amended and in effect from time to time, the “Stockholders’ Agreement”), by and among Neuronetics, Inc., a Delaware corporation (the “Company”), and the Stockholders party thereto. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Stockholders’ Agreement.

The undersigned,                     , in order to become the owner or holder of                      shares [or options, warrants, or other rights to purchase such shares] (the “Acquired Shares”) of [Common Stock/Preferred Stock] of the Company, hereby agrees that, from and after the date hereof, (i) the undersigned has become [an Additional Stockholder][a Key Officer] party to the Stockholders’ Agreement as a [Common Stockholder/Series A-1 Holder/Series A-2 Holder/Series B Holder/Series C Holder/Series D Holder/Series E Holder/Series F Holder/Series G Holder/Key Officer] party thereunder and is entitled to all of the benefits under and is subject to all of the obligations, restrictions and limitations set forth in the Stockholders’ Agreement that are applicable to the [Common Stockholders/Series A-1 Holders/Series A-2 Holders/Series B Holders/Series C Holders/Series D Holders/Series E Holders/Series F Holders/Series G Holders/Key Officers], (ii) all of the Acquired Shares are entitled to all of the benefits, and are subject to all of the obligations, restrictions, limitations, provisions and conditions, under the Stockholders’ Agreement that are applicable to the Shares held by the undersigned, if any, (iii) the Stockholders party to the Stockholders’ Agreement are intended third-party beneficiaries of this Instrument of Adherence, and (iv) any notice required to be given to the Company pursuant to Section 10.2 of the Stockholders’ Agreement should be sent to Neuronetics, Inc., 3222 Phoenixville Pike, Malvern, Pennsylvania 19355. This Instrument of Adherence shall take effect and shall become a part of the Stockholders’ Agreement immediately upon execution.

Executed as of the date set forth below.

Signature:

Name:

Address:

Tel. No.:

Fax No.:

E-mail:

Date:

Acknowledged and Accepted:

NEURONETICS, INC.

By:
Name:
Title:

EXHIBIT B to Sixth Amended and Restated Stockholders’ Agreement

Consent of Spouse

I, [                    ], spouse of [                    ], acknowledge that I have read the Sixth Amended and Restated Stockholders’ Agreement, dated as of June 1, 2017, to which this Consent is attached as Exhibit B (the “Agreement”), and that I know the contents of the Agreement. I am aware that the Agreement contains provisions regarding (i) voting and transfer of shares of capital stock, and/or (ii) certain rights to certain other holders of capital stock of the Company upon a proposed Transfer of Offered Securities of the Company which my spouse may own including any interest I might have therein.

I hereby agree that my interest, if any, in any Offered Securities of the Company subject to the Agreement shall be irrevocably bound by the Agreement and further understand and agree that any community property interest I may have in such Offered Securities of the Company shall be similarly bound by the Agreement.

I am aware that the legal, financial and related matters contained in the Agreement are complex and that I am free to seek independent professional guidance or counsel with respect to this Consent. I have either sought such guidance or counsel or determined after reviewing the Agreement carefully that I will waive such right.

Dated as of the [    ] day of [            ,         ].